               NOTICE OF GUARANTEED DELIVERY FOR SHARES OF CAPITAL
                     STOCK OF THE SALOMON BROTHERS FUND INC
               SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

                  THE SALOMON BROTHERS FUND INC RIGHTS OFFERING

         As set forth in the Fund's Prospectus dated                , 2000 under
the "Offer-Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's capital stock subscribed for by exercise of rights pursuant to the primary subscription and the over-subscription privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to The Bank of New York, the subscription agent, and must be received prior to 5:00 p.m. New York City time on June 19, 2000.* The terms and conditions of the rights offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                             THE BANK OF NEW YORK

           BY MAIL:                               BY HAND OR OVERNIGHT COURIER:

Tender & Exchange Department                      Tender & Exchange Department
     P.O. Box 11248                                   101 Barclay Street
   Church Street Station                          Receive and Deliver Window
New York, New York 10286-1248




                                 By Facsimile:
                        (For Eligible Institutions Only)
                                (212) 815-6213
                 with the original Subscription Certificate
                   to be sent by one of the methods above.

                  For Confirmation of Facsimile, Telephone:
                              (212) 815-6173

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
                INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER,
       OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

         The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the primary subscription and the over-subscription privilege to The Bank of New York and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to The Bank of New York prior to 5:00 p.m., New York City time, on June 19, 2000.* The Subscription Certificate and full payment must then be delivered by the close of business on June 26, 2000* to The Bank of New York. Failure to do so will result in a forfeiture of the rights.

                                                     (CONTINUED ON OTHER SIDE)



----------------------
* Unless extended by the Fund.

                                    GUARANTEE

         The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to The Bank of New York by the close of business (5:00 p.m., New York City time) on June 26, 2000 (unless extended) of (i) a properly completed and executed Subscription Certificate and
(ii) payment of the full subscription price for shares subscribed for on primary subscription and pursuant to the over-subscription privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

Number of primary subscription
shares of which you are
guaranteeing delivery
of rights and payment:

-----------------------------------------------------

Number of over-subscription
shares of which you are
guaranteeing delivery of payment:

-----------------------------------------------------

Number of rights to be delivered:
-----------------------------------------------------

Total subscription price payment to
be delivered:

-----------------------------------------------------

Method of delivery of rights (circle one)

A. through The Depository Trust Company ("DTC")**

B. direct to The Bank of New York


Please note that if you are guaranteeing for over-subscription shares, and are a DTC participant, you must also execute and forward to The Bank of New York, a Nominee Holder Over-Subscription Certification.

---------------------------------------------------------     ------------------------------------------------------
Name of Firm                                                  Authorized Signature

---------------------------------------------------------     ------------------------------------------------------
Address                                                       Title

---------------------------------------------------------     ------------------------------------------------------
Zip Code                                                      Name (Please Type or Print)

---------------------------------------------------------
Name of Registered Holder (If Applicable)

---------------------------------------------------------     ------------------------------------------------------
Telephone Number                                              Date

--------
**If the rights are to be delivered through DTC, a representative of The
  Bank of New York will phone you with a protect identification number, which needs to be communicated by you to DTC.